UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 6, 2003

Date of Earliest Event Reported: November 6, 2003

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-25464

VIRGINIA	54-1387365
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of principal executive offices)

Registrant’s telephone number, including area code: (757) 321-5000

Item 9. Regulation FD Disclosure.

Today, Dollar Tree Stores, Inc. issued a press release regarding its fiscal third quarter 2003 sales results. A copy of the press release is attached to this Form 8-K as Exhibit 99 and is incorporated herein by this reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 12. Results of Operations and Financial Condition.

The information (including disclaimer) presented under Item 9 is incorporated by reference into this Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: November 6, 2003

DOLLAR TREE STORES, INC.

By: /s/ Frederick C. Coble —————————————— Frederick C. Coble Chief Financial Officer